UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2015 (August 3, 2015)

 CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

11 W. 42nd Street
New York, New York 10036

(Address of registrant’s principal executive office)

Registrant's telephone number, including area code: (212) 461-5200

Not Applicable

_________________________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

0	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

0	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

0	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

0	Pre-commencement communications pursuant to Rule 13e-4I under the Exchange Act (17 CFR 240.13e-4I)

Section 2 – Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

Agreement and Plan of Merger

Effective as of August 3, 2015, pursuant to the Agreement and Plan of Merger, dated July 21, 2014, by and among CIT Group Inc. (“CIT”), IMB Holdco LLC (“IMB”), Carbon Merger Sub LLC, a wholly owned subsidiary of CIT (“Merger Sub”) and JCF III HoldCo I L.P., in its capacity as the holders’ representative (the “Merger Agreement”), as amended by Amendment No. 1, dated July 21, 2015 (the “Amendment”), IMB merged with and into Merger Sub with Merger Sub surviving as a wholly-owned subsidiary of CIT (the “Merger”). Immediately following the Merger, Merger Sub merged with and into CIT with CIT surviving (the “Subsidiary Merger”). Immediately following the Subsidiary Merger, CIT Bank, a Utah-state chartered bank and a wholly owned subsidiary of CIT, merged with and into OneWest Bank N.A., a national bank and (prior to the Merger) a wholly owned subsidiary of IMB (“OneWest Bank”), with OneWest Bank surviving as a wholly owned subsidiary of CIT with the name CIT Bank, National Association (the “Bank Merger”).

Pursuant to the Merger Agreement, as amended by the Amendment, CIT paid net merger consideration (which includes certain adjustments, including among others (x) a reduction for the tax-effected amount of certain transaction expenses incurred by OneWest prior to closing and (y) a $10.8 million reduction for certain retention awards made to OneWest employees) of approximately $3.364 billion. The net merger consideration consisted of approximately $1.867 billion in cash and approximately 30.9 million shares of CIT common stock (based on a fixed CIT stock price of $44.33 pursuant to the Merger Agreement) as well as approximately 168,000 restricted stock units of CIT (based on a fixed CIT stock price of $44.33 pursuant to the Merger Agreement), $116 million in cash retained by CIT as a holdback for certain potential liabilities relating to IMB, and $2 million in cash for expenses of the holders’ representative. Based on CIT’s closing stock price on the New York Stock Exchange of $47.04 per share on Friday, July 31, 2015, which was the last trading day prior to the effective date of the Merger, the shares of CIT common stock issued in the Merger had a value of approximately $1.5 billion and the restricted stock units of CIT issued in the Merger had a value of approximately $7.9 million.

The summary of the Merger Agreement and the Amendment in this Current Report on Form 8-K does not purport to by complete and is qualified by reference to the full text of the Merger Agreement, which was included as Exhibit 2.1 to the Form 8-K filed July 25, 2014, and the Amendment, which was included as Exhibit 2.1 to the Form 8-K filed July 27, 2015. A press release, dated August 3, 2015, announcing the completion of the Merger is attached as Exhibit 99.1.

Section 3 – Securities and Trading Markets

Item  3.02. Unregistered Sales of Equity Securities.

As described in Item 2.01 of this Current Report on Form 8-K, which is incorporated into this Item 3.02 by reference, the Company issued approximately 30.9 million shares of CIT common stock as partial consideration for the Merger. The issuance of such shares upon closing of the Merger was a private transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Section 9 – Financial Statements and Exhibits

Item 9.01. Exhibits.

(a) Financial statements of business acquired.

Financial statements of the business acquired pursuant to the Merger will be filed as an exhibit to an amendment to this Report on Form 8-K, not later than October 19, 2015.

(b) Pro forma financial information.

Pro forma financial information will be filed as an exhibit to an amendment to this Report on Form 8-K, not later than October 19, 2015.

(d) Exhibits. The following exhibits are being filed herewith:

2.1	Agreement and Plan of Merger, by and among CIT Group Inc., IMB Holdco LLC, Carbon Merger Sub LLC, and JCF III HoldCo I L.P., dated as of July 21, 2014 (incorporated by reference to Exhibit 2.1 to Form 8-K filed July 25, 2014).
2.2	Amendment No. 1, dated as of July 21, 2015, to the Agreement and Plan of Merger, by and among CIT Group Inc., IMB Holdco LLC, Carbon Merger Sub LLC, and JCF III HoldCo I L.P., dated as of July 21, 2014 (incorporated by reference to Exhibit 2.1 to Form 8-K filed July 27, 2015).
99.1	Press release of CIT Group Inc., dated August 3, 2015, announcing the completion of the acquisition of IMB Holdco LLC and OneWest Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.

(Registrant)

By:  /s/ Robert J. Ingato

Robert J. Ingato

Executive Vice President &

General Counsel

Dated: August 3, 2015